UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 15, 2011 (February 13, 2011)

(Date of Report (Date of earliest event reported))

Hughes Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33040	13-3871202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland		20876
(Address of principal executive offices)		(Zip Code)

(301) 428-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2011, in connection with the pending acquisition of Hughes Communications, Inc., a Delaware corporation (the “Company”), by EchoStar Corporation, a Nevada corporation, the Company adopted Change of Control Bonus Programs for the benefit of its named executive officers (each, a “Bonus Program”). Pursuant to each Bonus Program, upon a change of control of the Company (a “Change of Control”), including an acquisition by an individual or group of more than 50% of the voting power of the Company or certain mergers or consolidations of the Company, up to two cash payments (each, a “Bonus”) will be made to each of the Company’s named executive officers (each an “Executive” and collectively, the “Executives”) in order to compensate them for their efforts to consummate the sale of the Company. The amount of each Bonus paid to each Executive is calculated based on the price per share of the Company’s common stock, par value $0.001 per share, realized in the Change of Control.

Provided that the Executive remains employed by the Company or has been terminated without cause, for good reason or by reason of death or disability, a Bonus will be paid within 10 days following the consummation of the Change of Control as follows: $5.35 million to Pradman P. Kaul, the Company’s Chief Executive Officer and President; $2.4 million to T. Paul Gaske, an Executive Vice President of the Company; $1.9 million to Grant A. Barber, the Company’s Executive Vice President and Chief Financial Officer; $1.9 million to Adrian Morris, an Executive Vice President of the Company; and $1.9 million to Bahram Pourmand, an Executive Vice President of the Company.

In addition, within 6 months following the consummation of the Change of Control (provided that on the date of such payment the Executive remains employed by the Company or has been terminated without cause, for good reason or by reason of death or disability), a second Bonus, equal in amount to the first Bonus, will be paid.

The obligations of the Company to make payments under each Bonus Program are contractual only, and all such payments will be made from the general assets of the Company. Each Bonus Program will terminate on December 31, 2011 if a Change of Control has not been consummated by such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES COMMUNICATIONS, INC.

Date: February 15, 2011	By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Senior Vice President, General Counsel and Secretary